Consent of Independent Auditors

The Board of Directors and Shareholders
Aetna Balanced VP, Inc.:

We consent to the use of our report dated February 4, 2000 incorporated by reference herein on Form N-1A relating to Aetna Balanced VP and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                            /s/ KPMG LLP
                                                                KPMG LLP

Hartford, Connecticut
April 25, 2000